                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND BETWEEN

                             VIGNETTE CORPORATION

                                      AND

                                DIFFUSION, INC.

                                 MAY 10, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----
ARTICLE I  THE MERGER...................................................   1
     1.1  The Merger....................................................   1
     1.2  Closing; Effective Time.......................................   2
     1.3  Effect of the Merger..........................................   2
     1.4  Certificate of Incorporation; Bylaws..........................   2
     1.5  Directors and Officers........................................   2
     1.6  Effect on Capital Stock.......................................   2
     1.7  Surrender of Certificates.....................................   5
     1.8  No Further Ownership Rights in Target Capital Stock...........   7
     1.9  Lost, Stolen or Destroyed Certificates........................   7
     1.10 Tax and Accounting Consequences...............................   7
     1.11 Exemption from Registration...................................   7
     1.12 Taking of Necessary Action; Further Action....................   7

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF TARGET....................   8
     2.1  Organization, Standing and Power..............................   8
     2.2  Capital Structure.............................................   8
     2.3  Authority.....................................................   9
     2.4  Financial Statements..........................................  10
     2.5  Absence of Certain Changes....................................  11
     2.6  Absence of Undisclosed Liabilities............................  11
     2.7  Accounts Receivable...........................................  11
     2.8  Litigation....................................................  11
     2.9  Restrictions on Business Activities...........................  12
     2.10 Governmental Authorization....................................  12
     2.11 Title to Property.............................................  12
     2.12 Intellectual Property.........................................  12
     2.13 Environmental Matters.........................................  14
     2.14 Taxes.........................................................  15
     2.15 Employee Benefit Plans........................................  17
     2.16 Employees and Consultants.....................................  19
     2.17 Related-Party Transactions....................................  20
     2.18 Insurance.....................................................  20
     2.19 Compliance with Laws..........................................  20
     2.20 Brokers' and Finders' Fees....................................  20
     2.21 Stockholders Agreement; Irrevocable Proxies...................  20
     2.22 Vote Required.................................................  21
     2.23 Trade Relations...............................................  21
     2.24 Customers and Suppliers.......................................  21
     2.25 Material Contracts............................................  21
     2.26 No Breach of Material Contracts...............................  22
     2.27 Third-Party Consents..........................................  23
     2.28  Minute Books.................................................  23

     2.29  Complete Copies of Materials.................................  23
     2.30  Representations Complete.....................................  23
     2.31  Hearing Notice and Information Statement.....................  23

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF ACQUIROR.................  24
     3.1   Organization, Standing and Power.............................  24
     3.2   Capital Structure............................................  24
     3.3   Authority....................................................  25
     3.4   SEC Documents; Financial Statements..........................  26
     3.5   Litigation...................................................  26
     3.6   Compliance with Laws.........................................  27

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME.........................  27
     4.1   Conduct of Business of Target................................  27
     4.2   Notices......................................................  29

ARTICLE V  ADDITIONAL AGREEMENTS........................................  30
     5.1   Fairness Hearing and Permit..................................  30
     5.1A  Contingent Rule 506 Alternative..............................  30
     5.1B  Contingent S-4 Alternative; Additional Loan..................  31
     5.1C  Source Code Escrow...........................................  31
     5.2   No Solicitation..............................................  32
     5.3   Preparation of Information Statement.........................  32
     5.4   Shareholders Meeting or Consent Solicitation.................  33
     5.5   Access to Information........................................  33
     5.6   Confidentiality..............................................  33
     5.7   Public Disclosure............................................  34
     5.8   Consents; Cooperation........................................  34
     5.9   Intentionally Omitted........................................  34
     5.10  Update Disclosure; Breaches..................................  34
     5.11  Stockholder Agreements.......................................  34
     5.12  Irrevocable Proxies..........................................  35
     5.13  Legal Requirements...........................................  35
     5.14  Tax-Deferred Reorganization..................................  35
     5.15  Blue Sky Laws................................................  35
     5.16  Stock Options................................................  35
     5.17  Escrow Agreement.............................................  36
     5.18  Listing of Additional Shares.................................  36
     5.19  Additional Agreements; Reasonable Efforts....................  36
     5.20  Employee Benefits............................................  37
     5.21  Bridge Loan..................................................  37
     5.22  Parachute Payments...........................................  37
     5.23  Offers of Employment and Terminated Employees................  37
     5.24  Rule 145 Eligibility.........................................  38
     5.25  Necessary Actions............................................  38

ARTICLE VI CONDITIONS TO THE MERGER.....................................  38
     6.1  Conditions to Obligations of Each Party to Effect the Merger..  38
     6.2  Additional Conditions to the Obligations of Target............  39
     6.3  Additional Conditions to the Obligations of Acquiror..........  40

ARTICLE VII TERMINATION, EXPENSES, AMENDMENT AND WAIVER.................  42
     7.1  Termination...................................................  42
     7.2  Effect of Termination.........................................  43
     7.3  Expenses and Termination Fees.................................  44
     7.4  Amendment.....................................................  44
     7.5  Extension; Waiver.............................................  44

ARTICLE VIII ESCROW AND INDEMNIFICATION.................................  44
     8.1  Survival of Representations, Warranties and Covenants.........  44
     8.2  Indemnity.....................................................  45
     8.3  Escrow Fund...................................................  45
     8.4  Damage Threshold..............................................  45
     8.5  Escrow Period.................................................  46
     8.6  Claims upon Escrow Fund.......................................  46
     8.7  Objections to Claims..........................................  46
     8.8  Resolution of Conflicts; Arbitration..........................  47
     8.9  Shareholders' Agent...........................................  47
     8.10 Distribution Upon Termination of Escrow Period................  48
     8.11 Actions of the Shareholders' Agent............................  48
     8.12 Third-Party Claims............................................  49
     8.13 Maximum Liability and Remedies................................  49

ARTICLE IX GENERAL PROVISIONS...........................................  50
     9.1  Notices.......................................................  50
     9.2  Interpretation................................................  51
     9.3  Counterparts..................................................  51
     9.4  Entire Agreement; No Third Party Beneficiaries................  52
     9.5  Severability..................................................  52
     9.6  Remedies Cumulative...........................................  52
     9.7  Governing Law.................................................  52
     9.8  Assignment....................................................  52
     9.9  Rules of Construction.........................................  52

SCHEDULES
---------

Target Disclosure Letter
Acquiror Disclosure Letter
Option Schedule

Schedule 2.11  -  Target Real Property
Schedule 2.12  -  Target Intellectual Property

Schedule 2.15    -  Target Employee Plans
Schedule 2.18    -  Target Insurance Policies
Schedule 2.20    -  Target Brokers' and Finders' Fees Arrangements
Schedule 2.25    -  List of Material Contracts
Schedule 2.27    -  Contracts Requiring Novation or Consent to Assignment
Schedule 5.16    -  Option Schedule
Schedule 6.2(c)  -  Acquiror Legal Opinion
Schedule 6.3(e)  -  Target Legal Opinion
Schedule 6.3(j)  -  Certain Employees of Target
Schedule 6.3(k)  -  Certain Employees of Target
Schedule 6.3(l)  -  Certain Employees of Target

EXHIBITS
--------
Exhibit A   -  Agreement of Merger and Certificate of Merger
Exhibit B   -  Exchange Ratios
Exhibit C   -  Registration Rights Agreement
Exhibit D   -  Stockholder Agreement
Exhibit E   -  Irrevocable Proxy
Exhibit F   -  Escrow Agreement
Exhibit G   -  Employment and Noncompetition Agreement
Exhibit H   -  FIRPTA Notification Letter
Exhibit I   -  Promissory Note
Exhibit J   -  Proprietary Information and Inventions Agreement
Exhibit K   -  Offer Letter

                     AGREEMENT AND PLAN OF REORGANIZATION

          This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of May 10, 1999 (the "Agreement Date"), by and between Vignette Corporation, a Delaware corporation ("Acquiror") and Diffusion, Inc., a California corporation ("Target").

                                   RECITALS

          A. The Boards of Directors of Target and Acquiror believe it is in the best interests of their respective companies and the shareholders and stockholders of their respective companies that Target and Acquiror combine into a single company through the statutory merger of Target with and into Acquiror (the "Merger") and, in furtherance thereof, have approved the Merger.

          B. Pursuant to the Merger, among other things, each outstanding share of capital stock of Target, no par value ("Target Capital Stock"), shall be converted into shares of common stock of Acquiror, $.01 par value and into rights to acquire shares of common stock of Acquiror under Acquiror's stock plan (collectively, "Acquiror Common Stock"), at the rates set forth herein.

          C. Target and Acquiror desire to make certain representations and warranties and other agreements in connection with the Merger.

          D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization described in Section 368(a)(1)(A) of the Code.

          E. Concurrent with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, certain of the affiliates of Target who are shareholders, officers or directors are entering into an agreement (the "Stockholders Agreement") which provides, among other things, that such affiliates shall vote the shares of Target's Common Stock owned by such person to approve the Merger and against any competing proposals.

          NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------

          1.1  The Merger.  At the Effective Time (as defined in Section 1.2)
               ----------
and subject to and upon the terms and conditions of this Agreement, the Agreement of Merger (the "Agreement of Merger") and the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the applicable
                   ---------
provisions of the California Corporations Code ("California Law") and Delaware General Corporation Law ("Delaware Law"), Target shall be merged with and into Acquiror, the separate corporate existence of Target shall cease and Acquiror shall continue as the surviving corporation. Acquiror as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          1.2  Closing; Effective Time.  The closing of the transactions
               -----------------------
contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 8911 Capital of Texas Highway, Suite 4240, Austin, Texas 78759, or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger and Certificate of Merger, together with the required officers' certificates, with the Secretaries of State of the States of California and Delaware, respectively, in accordance with the relevant provisions of California Law and Delaware Law (the time and date of such filing being the "Effective Time" and the "Effective Date," respectively).

          1.3  Effect of the Merger.  At the Effective Time, the effect of the
               --------------------
Merger shall be as provided in this Agreement, the Agreement of Merger and Certificate of Merger and the applicable provisions of California Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

          1.4  Certificate of Incorporation; Bylaws.
               ------------------------------------

               (a) At the Effective Time, the Certificate of Incorporation of Acquiror, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law.

               (b) At the Effective Time, the Bylaws of Acquiror, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

          1.5  Directors and Officers.  At the Effective Time, the directors
               ----------------------
of Acquiror immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Acquiror immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

               1.6  Effect on Capital Stock. By virtue of the Merger and without
                    -----------------------
any action on the part of Acquiror, Target or the holders of any of Target's securities:

                    (a)  Conversion of Target Capital Stock. The maximum number
                         ----------------------------------
of shares of Acquiror Common Stock to be issued (including Acquiror Common Stock to be reserved for issuance upon exercise of warrants to purchase shares of Target Common Stock (the

"Target Warrants") and options to purchase shares of Target Common Stock ("Target Options") assumed by Acquiror pursuant to Section 5.16 hereof) in exchange for the acquisition by Acquiror of all outstanding Target Capital Stock and all unexpired and unexercised Target Options and Target Warrants shall be equal to the number of shares of Acquiror Common Stock obtained by dividing $34,000,000.00 (which amount may be reduced in accordance with Sections 5.21 and 7.3(a) hereof) (the "Dollar Purchase Price") by the average of the closing price for a share of Acquiror Common Stock as quoted on the Nasdaq National Market for the twenty (20) trading days immediately preceding and ending on the date of this Agreement (the "Closing Price"), reduced as a result of any Dissenting Shares (as defined below). No other adjustment shall be made in the number of shares of Acquiror Common Stock (the "Total Acquiror Shares") issued in the Merger as a result of (x) any increase or decrease in the market price of Acquiror Common Stock prior to the Effective Time not otherwise required by the immediately preceding sentence, or (y) any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding Target Options. Subject to the terms and conditions of this Agreement and the Agreement of Merger as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Target Capital Stock:

                         (A)  At the Effective Time, each share of Target Common
Stock (assuming the conversion of all outstanding Target Preferred Stock into Common Stock prior to the Effective Time) issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to
Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenter's rights in accordance with Chapter 13 of California Law ("Dissenting Shares")) shall be converted and exchanged for such number of shares of Acquiror Common Stock as shall be determined in accordance with Exhibit B hereof (the "Common Exchange Ratio").
     ---------

                         (B)  At the Effective Time, each share of Target Series
A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Chapter 13 of California Law ("Dissenting Shares")) shall be converted and exchanged for such number of shares of Acquiror Common Stock as shall be determined in accordance with Exhibit B hereof (the
                                                       ---------
"Series A Exchange Ratio").

                         (C)  At the Effective Time, each share of Target Series
B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Chapter 13 of the California Law ("Dissenting Shares")) shall be converted and exchanged for such number of shares of Acquiror Common Stock as shall be determined in accordance with Exhibit B hereof (the "Series B Exchange Ratio").
---------

                         (D)  At the Effective Time, each share of Target Series
C Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Chapter 13 of California Law ("Dissenting Shares")) shall be converted and exchanged for such number of shares of Acquiror Common Stock as shall be determined in accordance with Exhibit B hereof (the
                                                       ---------
"Series C Exchange Ratio").

                         (E)  At the Effective Time, each share of Target Series
D Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Chapter 13 of the California Law ("Dissenting Shares")) shall be converted and exchanged for such number of shares of Acquiror Common Stock as shall be determined in accordance with Exhibit B hereof (the "Series D Exchange Ratio").
---------

                         (F)  The Common Exchange Ratio, Series A Exchange
Ratio, Series B Exchange Ratio, Series C Exchange Ratio and Series D Exchange Ratio are collectively referred to herein as the "Exchange Ratios."

                    (b)  Cancellation of Target Capital Stock Owned by Acquiror
                         ------------------------------------------------------
or Target. At the Effective Time, each share of Target Capital Stock owned by
---------
Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                    (c)  Target Stock Option Plans. At the Effective Time, the
                         -------------------------
Target 1995 General Stock Option Plan, 1995 Executive Stock Option Plan and 1997 Stock Option Plan, each as amended (collectively, the "Target Stock Option Plans") and all options to purchase Target Common Stock then outstanding under the Target Stock Option Plans shall be assumed by Acquiror in accordance with
Section 5.16.

                    (d)  Adjustments to Exchange Ratios. The Exchange Ratios
                         ------------------------------
shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time. In addition, the Exchange Ratios will be adjusted to reflect changes in the Dollar Purchase Price in accordance with Sections 5.21 and 7.3(a) hereof.

                    (e)  Fractional Shares. No fraction of a share of Acquiror
                         -----------------
Common Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Closing Price.

                    (f)  Dissenters' Rights. Any Dissenting Shares shall not be
                         ------------------
converted into Acquiror Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. Target agrees that, except with the prior written consent of Acquiror, or as required under California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of California law, becomes entitled to payment of the fair market value for shares of Target Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Target Capital Stock or upon compliance with Section 1.9 in case of a lost certificate, the number of shares of Acquiror Common Stock to which such shareholder would otherwise be entitled under this Section 1.6 and the Agreement of Merger less the number of shares of Target Capital Stock allocable to such shareholder that have been or will be deposited in the Escrow Fund (as defined below) in respect of such shares of Acquiror Common Stock pursuant to Section 1.7(c) and Article VIII hereof.

          1.7  Surrender of Certificates.
               -------------------------

               (a)  Exchange Agent. ChaseMellon Shareholder Services, Inc. shall
                    --------------
act as exchange agent (the "Exchange Agent") in the Merger.

               (b)  Acquiror to Provide Common Stock and Cash. Promptly after
                    -----------------------------------------
the Effective Time, Acquiror shall provide issuance instructions to Acquiror's transfer agent to deposit with the Exchange Agent, (i) the shares of Acquiror Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time less
(i) the number of shares of Acquiror Common Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Article VIII hereof and
(ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(e).

               (c)  Exchange Procedures. As soon as practicable after the
                    -------------------
Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to
Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares) including instructions for transfers in conformity with Section 1.7(e) and instructions pursuant to Section 1.9 in the case of a lost, stolen or destroyed certificate (the "Letter of Transmittal"). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such

Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, except for Certificates representing Dissenting Shares, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6. Certificates representing Dissenting Shares shall be converted in accordance with Section 1.6(f) hereof. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 8.3 hereof, Acquiror shall cause to be delivered to the Escrow Agent (as defined in Section 8.3 hereof) a certificate or certificates representing twenty percent (20%) of the Total Acquiror Shares which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section 1.7. Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Article VIII. To the extent not used for such purposes, such shares shall be released to such shareholders, all as provided in Article VIII hereof.

               (d)  Distributions with Respect to Unexchanged Shares. No
                    ------------------------------------------------
dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid in accordance with the Letter of Transmittal on account of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time which would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

               (e)  Transfers of Ownership. If any certificate for shares of
                    ----------------------
Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

               (f)  No Liability. Notwithstanding anything to the contrary in
                    ------------
this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (g)  Dissenting Shares. The provisions of this Section 1.7 shall
                    -----------------
also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

          1.8  No Further Ownership Rights in Target Capital Stock.  All
               ---------------------------------------------------
shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

          1.9  Lost, Stolen or Destroyed Certificates.  In the event any
               --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          1.10 Tax and Accounting Consequences.  It is intended by the parties
               -------------------------------
hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a purchase. No party shall take any action which would, to such party's knowledge, cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368 of the Code. No party to this Agreement shall take a position on any return, report or filing inconsistent with this treatment.

          1.11 Exemption from Registration.  The shares of Acquiror Common Stock
               ---------------------------
to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 3(a)(10) thereof and under Section 25100(o) of the General Corporation Law of the State of California. The registration of the shares with the Securities and Exchange Commission (the "SEC") and their resale pursuant to such registration shall be subject to the terms and conditions of a registration rights agreement attached hereto as Exhibit C (the "Registration Rights Agreement").
---------

          1.12 Taking of Necessary Action; Further Action.  If, at any time
               ------------------------------------------
after the Effective Time, any further action is necessary or desirable to carry out the purposes of this

Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF TARGET
                   ----------------------------------------

          Target represents and warrants to Acquiror that the statements contained in this Article II are true and correct, except as set forth in the disclosure letter delivered by Target to Acquiror prior to the execution and delivery of this Agreement (the "Target Disclosure Letter"). The Target Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article II.
Any reference in this Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies. In the remainder of this Article II, "Target" will be deemed to include (and each representation and warranty will apply separately and collectively to) Target and each of Target's subsidiaries, unless the context otherwise requires.

          2.1  Organization, Standing and Power.  Target is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined herein) on Target. Target has delivered to Acquiror a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Target, each as amended to date. Target is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Target is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Target free and clear of any liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Target or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          2.2  Capital Structure.  The authorized capital stock of Target
               -----------------
consists of 25,000,000 shares of Common Stock and 14,000,000 shares of Preferred Stock, of which there were issued and outstanding as of the date of this Agreement, 3,685,367 shares of Common

Stock, 3,161,500 shares of Series A Preferred Stock (the "Series A Preferred"), 3,075,000 shares of Series B Preferred Stock (the "Series B Preferred"), 2,857,144 shares of Series C Preferred Stock (the "Series C Preferred") and 3,375,870 shares of Series D Preferred Stock (the "Series D Preferred"). There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement other than pursuant to the exercise of (i) outstanding Target Warrants and (ii) options outstanding as of the date of this Agreement under the Target Stock Option Plans. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the date of this Agreement, Target has reserved (i) 12,469,514 shares of Common Stock for issuance upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred and (ii) 4,741,500 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Target Stock Option Plans, of which 529,389 shares have been issued pursuant to option exercises or direct stock purchases, 2,685,990 shares are subject to outstanding, unexercised options, and (iii) no shares subject to outstanding Target Warrants. Except for (i) the rights created pursuant to this Agreement and (ii) Target's right to repurchase any unvested shares under the Target Stock Option Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Capital Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to the voting, purchase or sale of Target Capital Stock (i) between or among Target and any of its shareholders and (ii) to the best of Target's knowledge, among any of Target's shareholders or between any of Target's shareholders and any third party, except for the shareholders delivering Irrevocable Proxies (as defined below). The terms of the Target Stock Option Plans permit the assumption of such Target Stock Option Plans by Acquiror or the substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of the outstanding options, the Target shareholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for such options. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plans have been made available to Acquiror, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the form made available to Acquiror. All outstanding Common Stock, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred was issued in compliance with all applicable federal and state securities laws.

          2.3  Authority.
               ---------

               (a) Target has all requisite corporate power and authority to enter into this Agreement, the Agreement of Merger, the Registration Rights Agreement and the Escrow Agreement (collectively, the "Transaction Documents") and, subject to shareholder approval of this Agreement and the Agreement of Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's shareholders as contemplated by Section 6.1(a). This Agreement and other Transaction Documents have been duly executed and delivered by Target and constitute, assuming such shareholder approval, the valid and binding obligations of Target enforceable against Target in accordance with their terms.

               (b) The execution and delivery of this Agreement and the other Transaction Documents by Target do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target, as amended, or (ii) any Material Agreement Contract (as defined in Section 2.25), permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

               (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for
(i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

          2.4  Financial Statements.  Target has delivered to Acquiror its
               --------------------
audited financial statements (balance sheet, statement of operations, statement of shareholders' equity and statement of cash flows and footnotes thereto) for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998 and its unaudited financial statements (balance sheet, statement of operations, and statement of cash flows) on a consolidated basis as at, and for the three (3) month period ended March 31, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject; in the case of the unaudited financing statements, to normal year-end audit adjustments which are, not material in the aggregate. Target maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.5  Absence of Certain Changes.  Since March 31, 1999, (the "Target
               --------------------------
Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect (as defined in Section 9.2) on Target; (ii) any acquisition, sale or transfer of any material asset of Target; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any Material Contract entered into by Target, other than as provided to Acquiror, or any material amendment or termination of, or default under, any Material Contract to which Target is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors, employees or consultants (viii) any negotiation or agreement by Target to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

          2.6  Absence of Undisclosed Liabilities.  Target has no material
               ----------------------------------
obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended March 31, 1999 (the "Target Balance Sheet"),
(ii) those incurred in the ordinary course of business prior to the Target Balance Sheet Date and not required to be set forth in the Target Balance Sheet under GAAP (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date in amounts consistent with prior periods, and (iv) those incurred in connection with the execution of this Agreement.

          2.7  Accounts Receivable.  The accounts receivable shown on the Target
               -------------------
Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less the allowance for doubtful accounts and returns provided for in such balance sheet. Allowances for doubtful accounts and returns are adequate and have been prepared in accordance with the past practices of Target. The accounts receivable of Target arising after the date of the Target Balance Sheet and prior to the date hereof arose, and the accounts receivable arising prior to the Effective Time will arise, in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with the past practices of Target. None of the accounts receivable are subject to any material claim of offset or recoupment, or counterclaim and Target has no knowledge of any specific facts that would be reasonably likely to give rise to any such claim. No material amount of accounts receivable are contingent upon the performance by Target of any obligation. No agreement for deduction or discount has been made with respect to any accounts receivable.

          2.8  Litigation.  There is no private or governmental action, suit,
               ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened (including allegations that could form the basis for future action) against Target or any of its properties or officers or directors (in their capacities as such), nor does Target have any specific reason to expect that any such activity, threat or allegation will be forthcoming. There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in the Target Disclosure Letter. Target does not have any plans to initiate any litigation, arbitration or other proceeding against any third party.

          2.9   Restrictions on Business Activities.  There is no agreement,
                -----------------------------------
judgment, injunction, order or decree binding upon Target that has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted or as proposed to be conducted by Target.

          2.10  Governmental Authorization.  Target has obtained each federal,
                --------------------------
state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

          2.11  Title to Property.  Target has good and marketable title to all
                -----------------
of its properties, interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted or which are reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business since the Target Balance Sheet
Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt that are reflected on the Target Balance Sheet. The plants, property and equipment of Target that are used in the operations of its business are in good operating condition and repair, ordinary wear and tear excepted. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Schedule 2.11 identifies each parcel of real property owned by
              -------------
Target.

          2.12  Intellectual Property.
                ---------------------

                (a) Target owns or is licensed for, and in any event possesses sufficient and legally enforceable rights with respect to, all Intellectual Property (defined below) that is (or is proposed to be) used, exercised, or exploited ("Used") in, or that may be necessary for, its business as currently conducted or as proposed to be conducted ("Target Intellectual

Property," which term will also include all other Intellectual Property owned by or licensed to Target now or in the past) without any conflict with or infringement or misappropriation of any rights or property of others ("Infringement"), except to the extent that the failure to have such rights has not had and would not reasonably be expected to have a Material Adverse Effect on Target and except for such items as have yet to be conceived or developed or that may reasonably be expected to be available for licensing on reasonable terms from third parties. Such ownership, licenses and rights are exclusive (A) except with respect to Inventions (defined below) in the public domain that are not important differentiators of Target's business or proposed business and (B) except with respect to standard, generally commercially available, "off-the-shelf" third party products that are not part of any current or proposed product, service or Intellectual Property offering of Target. No Target Intellectual Property (excluding Intellectual Property licensed to Target only on a nonexclusive basis) was conceived or developed directly or indirectly with or pursuant to government funding or a government contract. "Intellectual Property" means (i) inventions (whether or not patentable); trade names, trade marks, service marks, logos and other designations ("Marks"); works of authorship; mask works; data; technology, know-how, trade secrets, ideas and information; designs; formulas; algorithms; processes; schematics; computer software (in source code and/or object code form); and all other intellectual and industrial property of any sort ("Inventions") and (ii) patent rights; Mark rights; copyrights; mask work rights; sui generis database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto. All copyrightable matter within Target Intellectual Property and owned by Target has been created by persons who were employees of Target at the time of creation and no third party has or will have "moral rights" or rights to terminate any assignment or license with respect thereto. Target has not received any communication alleging or suggesting that or questioning whether Target has been or may be (whether in its current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement, nor does Target have any particular reason to expect that any such communication will be forthcoming.

               (b) To the extent included in Target Intellectual Property (other than Target Intellectual Property licensed to Target), Schedule 2.12
                                                              -------------
lists (by name, number, jurisdiction, owner and, where applicable, the name and address of each inventor) all patents and patent applications; all registered and unregistered Marks; and all registered and, if material, unregistered copyrights and mask works; and all other issuances, registrations, applications and the like with respect to those or any other Intellectual Property. No cancellation, termination, expiration or abandonment of any of the foregoing (except natural expiration or termination at the end of the full possible term, including extensions and renewals) is anticipated by Target. Target is not aware of any questions or challenges (or any specific basis therefor) with respect to the validity of any of the foregoing issued or registered Intellectual Property (or any part or claim thereof) or with respect to the patentability of any claim of any of the foregoing patent applications.

               (c) There is, to the knowledge of Target, no unauthorized Use, disclosure, infringement or misappropriation of any Target Intellectual Property by any third party, including, without limitation, any employee or former employee of Target provided, however, for purposes of this Subsection (c) only, knowledge shall mean actual knowledge without any investigation.

               (d) Target has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Target Intellectual Property owned by Target or exclusively licensed to Target that is not otherwise disclosed in published patents or patent applications or registered copyrights ("Target Confidential Information"). All use by and disclosure to employees or others of Target Confidential Information has been pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements. Except as set forth in Schedule 2.12, Target has not disclosed or delivered to
                       -------------
any third party, or permitted the disclosure or delivery to any escrow holder or other person any part of any Source Materials (defined in Section 2.28(m)).

               (e) Each current and former employee and contractor of Target who is or was involved in, or who has contributed to, the creation or development of any Target Intellectual Property owned by Target has executed and delivered (and to the knowledge of Target is in compliance with) an enforceable agreement in substantially the form of Target's standard Proprietary Information and Inventions Agreement (in the case of an employee) or Target's standard Consulting Agreement (in the case of a contractor) (which agreement provides valid written assignments of all title and rights to any Target Intellectual Property conceived or developed thereunder, or otherwise in connection with his or her consulting or employment, but not already owned by Target by operation of law).

               (f) To Target's knowledge, Target is not Using, and it will not be necessary to Use, (i) any Inventions of any of its past or present employees or contractors (or people currently intended to be hired) made prior to or outside the scope of their employment by Target or (ii) any confidential information or trade secrets of any former employer of any such person.

               (g) Target does not have any customer (including, without limitation, end user, reseller, distributor, OEM, System Integrator, and VAR) maintenance obligations that require maintenance updates or upgrades to be provided on a defined schedule, provided however that if Target creates such updates or upgrades then Target must make such updates and upgrades available.

          2.13 Environmental Matters.  Target is and has at all times operated
               ---------------------
its business in material compliance with all Environmental Laws and to the best of Target's knowledge, no material expenditures are or will be required in order to comply with such Environmental Laws. "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. (S) 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. (S) 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
(S) 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. (S) 2601, et seq.

          2.14  Taxes.
                -----

          All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information statements, returns and reports) required to be filed with any Tax authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of Target (collectively, "Tax Returns" and individually a "Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown as due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Target Balance Sheet (i) fully accrues all material Tax liabilities and discloses all material contingent Tax liabilities with respect to all periods through March 31, 1999 and Target has not and will not incur any material Tax liability in excess of the amount reflected on such Target Balance Sheet with respect to such periods (excluding any amount thereof that reflects timing differences between the recognition of income for purposes of GAAP and for Tax purposes), and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes payable after March 31, 1999 with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Target Financial Statements relating to Tax matters is true, complete and accurate in all material respects. No material Tax liability since March 31, 1999 has been or will be incurred by Target other than in the ordinary course of business, and adequate provision has been made by Target for all Taxes since that date in accordance with GAAP on at least a quarterly basis.

          Target has previously provided or made available to Acquiror true and correct copies of all Tax Returns. Target has withheld and paid to the applicable financial institution or Tax authority all amounts required to be withheld. To the best knowledge of Target, Tax Returns filed with respect to Taxable years of Target from the inception of Target through the Taxable year ended December 31, 1995 in the case of the United States, have been examined and/or are closed from a statute of limitation perspective. Target (or any member of any affiliated or combined group of which Target has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no claim, audit, action, suit, proceeding, or (to the knowledge of Target) investigation now pending or (to the knowledge of Target) threatened against or with respect to Target in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by Target, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to Target, materially and adversely affect the liability of Target for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Target. Target has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Target is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order if any. Neither Target nor any person on behalf of Target has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Target. None of the assets of Target is property that Target is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of Target directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of Target is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Target has not made and will not make a deemed dividend election under Treas. Reg. (S)1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Target has never been a party (either as a distributing corporation or as a corporation that has been distributed) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state law. Target has not participated in (and will not participate in) an international boycott within the meaning of
Section 999 of the Code. No Target Shareholder is other than a United States person within the meaning of the Code. Target does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and Target has not engaged in a trade or business within any foreign country. Target has never elected to be treated as an S-corporation under
Section 1362 of the Code or any corresponding provision of federal or state law. All material elections with respect to Target's Taxes made during the fiscal years ending, December 31, 1995, 1996 and 1997 are reflected on the Target Tax Returns or elsewhere as so required by the Code for such periods, copies of which have been provided or made available to Acquiror. After the date of this Agreement, no material election with respect to Taxes will be made without the prior written consent of Acquiror, which consent will not be unreasonably withheld or delayed. Target is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Target is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Target is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4)), 162(a) (by reason of being unreasonable in amount), 162 (b) through (p) or 404 of the Code. Target is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Target nor does Target owe any amount under any such agreement. Target is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

          For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed thereon by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 2.14, the term "Target" means Target and any entity included in, or required under GAAP to be included in, any of the Target Financial Statements.

          2.15  Employee Benefit Plans.
                ----------------------

                (a) For all purposes under this Section 2.15 "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) that, together with Target, is treated as a single employer under Section 4001(b) of ERISA or
Section 414 of the Code. Except for the plans and agreements listed in Schedule
2.15 (collectively, the "Plans"), Target and its ERISA Affiliates do not maintain, are not a party to, do not contribute to and are not obligated to contribute to, and employees or former employees of Target and its ERISA Affiliates and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

                    (i) Any employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                    (ii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement; or

                    (iii) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

                (b) Neither Target nor any ERISA Affiliate has, since January 1, 1996, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

                (c) Target has provided or made available to Acquiror complete, accurate and current copies of each of the following:

                    (i) The text (including amendments) of each of the Plans, to the extent reduced to writing;

                    (ii) A summary of each of the Plans, to the extent not previously reduced to writing;

                    (iii) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                          (1) The most recent summary plan description, as
described in section 102 of ERISA;

                          (2) Any summary of material modifications that has
been distributed to participants but has not been incorporated in an updated summary plan description furnished under Subparagraph (1) above; and

                          (3) The annual report, as described in section 103 of
ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

                    (iv) With respect to each Plan that is intended to qualify under section 401(a) of the Code the most recent determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

                (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied in all material respects.

               (e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied in all material respects.

               (f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied.

               (g) Each Plan that is intended to qualify under section 401(a) of the Code meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder. Each such Plan has been administered in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) and the applicable provisions of ERISA and the Code and the regulations thereunder.

               (h) Neither Target nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA.

               (i) All contributions, premiums or other payments due from Target to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Target. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

          2.16  Employees and Consultants.
                -------------------------

                (a) Target has provided Acquiror with a true and complete list of all individuals employed by the Company as of the date hereof and the position and base compensation payable to each such individual. The Target Disclosure Letter contains a description of any written or oral employment agreements, consulting agreements or termination or severance agreements to which Target is a party.

                (b) Target is not a party to or subject to a labor union or a collective bargaining agreement or arrangement and is not a party to any labor or employment dispute.

                (c) Except as otherwise set forth in Section 2.16, the consummation of the transactions contemplated herein will not result in (i) any amount becoming payable to any employee, director or independent contractor of Target, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or (iv) any cost becoming due or accruing to Target or the Acquiror with respect to any employee, director or independent contractor of Target.

                (d) Target is not obligated and upon consummation of the Merger will not be obligated to make any payment or transfer any property that would be considered a "parachute payment" under section 280G(b)(2) of the Code.

                (e) To the knowledge of Target, no employee of Target has been injured in the work place or in the course of his or her employment except for injuries which are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

                (f) Target has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best knowledge of Target, the information and documents on which Target relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Target pursuant to IRCA, and to the knowledge of Target, there is no basis for the filing of such a complaint.

                (g) Target has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of Target, is there a basis for any complaint.

                (h) Target's action in complying with the terms of this Agreement will not violate any agreements with any of Target's employees.

                (i) Target has filed all required reports and information with respect to its employees that are due prior to the Closing Date and otherwise has complied in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies. Target has filed and shall file any such reports and information that are required to be filed prior to the Closing Date.

                (j) Target is not aware that any of its employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of Target or that could reasonably be expected to conflict with any of Target's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of Target's business as conducted or proposed to be conducted, will, to Target's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation.

          2.17  Related-Party Transactions.  No employee, officer, or director
                --------------------------
of Target or member of his or her immediate family is indebted to Target, nor is Target indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of Target's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Target is affiliated or with which Target has a business relationship, or any firm or corporation that competes with Target, except to the extent that employees, officers, or directors of Target and members of their immediate families own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of Target is directly or indirectly interested in any Material Contract (as defined in Section 2.25) with Target.

          2.18  Insurance.  Target has policies of insurance and bonds of the
                ---------
type and in amounts listed on Schedule 2.18, including a brief description of each policy and specifying the annual premiums and any prepaid amounts with respect to each premium. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          2.19  Compliance with Laws.  Target has complied with, is not in
                --------------------
violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

          2.20  Brokers' and Finders' Fees.  Except as set forth on Schedule
                --------------------------
2.20, Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          2.21  Stockholders Agreement; Irrevocable Proxies.  All of the
                -------------------------------------------
persons and/or entities deemed "Affiliates" of Target within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"), and holders of more than 10% of the sum of (i) all shares of Target Common Stock issued and outstanding and (ii) all shares of Target Preferred Stock issued and outstanding, have agreed in writing to vote for approval of the Merger pursuant to the

Stockholder Agreement attached hereto as Exhibit D ("Stockholder Agreement"),
                                         ---------
and pursuant to Irrevocable Proxies attached hereto as Exhibit E ("Irrevocable
                                                       ---------
Proxies").

          2.22  Vote Required.  The affirmative vote of the holders of at
                -------------
least sixty-six and two-thirds percent (66 2/3%) of all shares of Target Preferred Stock, voting as a single class, and a majority of all of the shares of Target Capital Stock outstanding on the record date set for the Target Shareholders Meeting or Target Shareholder Consent is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

          2.23  Trade Relations.  Target has not within the past three (3)
                ---------------
years terminated its relationship with or refused to ship products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay Target in excess of Fifty Thousand Dollars ($50,000) over any consecutive twelve (12) month period. All of the prices charged by Target in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or, to Target's knowledge, threatened against Target with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to Target's knowledge, no specific situation, set of facts, or occurrence provides any valid basis for any such claim.

          2.24  Customers and Suppliers.  As of the date hereof, no customer
                -----------------------
which individually accounted for more than five percent (5%) of Target's gross revenues during the twelve (12) month period preceding the date hereof, and no supplier of Target, has canceled or otherwise terminated, or made any threat to Target to cancel or otherwise terminate its relationship with Target for any reason including, without limitation the consummation of the transactions contemplated hereby, or has at any time on or after the Target Balance Sheet Date decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

          2.25  Material Contracts.  Except for the material contracts
                ------------------
described in Schedule 2.25 (collectively, the "Material Contracts") Target is
             -------------
not a party to or bound by any material contract, including without limitation:

                (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

                (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $20,000 over the life of the contract;

               (c) any contract that expires or may be renewed at the option of any person other than Target so as to expire more than one (1) year after the date of this Agreement;

               (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction;

               (e) any contract for capital expenditures in excess of $20,000 in the aggregate;

               (f) any contract limiting the freedom of Target to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein, or any confidentiality, secrecy or nondisclosure contract;

               (g) any contract pursuant to which Target leases any real property;

               (h) any contract pursuant to which Target is a lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

               (i) any contract with any person with whom Target does not deal at arm's length within the meaning of the Code;

               (j) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

               (k) any license, sublicense or other agreement to which Target is a party (or by which it or any Target Intellectual Property is bound or subject) and pursuant to which Target has assigned, authorized to Use, or given, or may assign, authorize to Use, or give access to any Target Intellectual Property to any person;

               (l) any license, sublicense or other agreement pursuant to which Target has been or may be assigned or authorized to Use, or has or may have incurred any obligation in connection with, (A) any third party Intellectual Property or (B) any Target Intellectual Property;

               (m) any agreement pursuant to which Target has deposited or is required to deposit with an escrow holder or any other person or entity, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Target Intellectual Property ("Source Materials"); and

               (n) any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property or Intellectual Property infringement, misappropriation or violation or warranting the lack thereof.

          2.26 No Breach of Material Contracts.  Target has performed all of
               -------------------------------
the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or to Target's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of time or the happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any Material Contract or (B) result in the loss or expiration of any right or option by Target (or the gain thereof by any third party) under any Material Contract or (C) the release, disclosure or delivery to any third party of any part of the Source Materials (as defined in Section 2.25(m)). True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

          2.27 Third-Party Consents.  Schedule 2.27 lists all contracts that
               --------------------   -------------
require a novation or consent to assignment, as the case may be, prior to the Effective Time so that Acquiror shall be made a party in place of Target or as assignee. Such list is complete and accurate.

          2.28 Minute Books.  The minute books of Target made available to
               ------------
Acquiror contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

          2.29 Complete Copies of Materials.  Target has delivered or made
               ----------------------------
available true and complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target.

          2.30 Representations Complete.  None of the representations or
               ------------------------
warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

          2.31 Hearing Notice and Information Statement.  The information
               ----------------------------------------
relating to Target included in (i) the notice sent to the shareholders of Target pursuant to, and meeting the requirements of Article 2 of Subchapter 1 of the California Administrative Code, Title 10, Chapter 3, Subchapter 2, as amended (the "Hearing Notice"), concerning the hearing held by the California Commissioner of Corporations (the "Commissioner") to consider the terms, conditions and fairness of the transactions contemplated hereby pursuant to
Section 25142 of the California Corporate Securities Law of 1968, as amended (the "Hearing"), (ii) the application for permit filed with the Commissioner in connection with the Hearing and (iii) the information statement mailed to shareholders of Target in connection with the transactions contemplated hereby (the "Information Statement") shall not, at the time the Hearing Notice is mailed to Shareholders of Target, at the time the Information Statement is mailed to Shareholders of Target and at all times subsequent hereto (through and including the Effective Date), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or information should be discovered by Target which should be set forth in an amendment to the Hearing Notice, the Permit Application or the Information Statement, Target shall promptly inform Acquiror. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror which is contained in any of the foregoing documents.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                  ------------------------------------------

          Acquiror represents and warrants to Target that the statements contained in this Article III are true and correct. Any reference in this
Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and
(ii) the availability of specific performance, injunctive relief and other equitable remedies.

          3.1  Organization, Standing and Power.  Acquiror is a corporation
               --------------------------------
duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Acquiror has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror, each as amended to date, to Target. Acquiror is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Except as disclosed in the Acquiror SEC Documents (as defined in Section 3.4), Acquiror does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          3.2  Capital Structure.  The authorized capital stock of Acquiror
               -----------------
consists of 80,000,000 shares of Common Stock, $.01 par value, and 10,000,000 shares of Preferred Stock, no par value, of which there were issued and outstanding as of the close of business on March 31, 1999, 27,383,827 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Acquiror other than shares of Acquiror Common Stock issued after March 31, 1999 upon (i) the exercise of options issued under the 1995 Stock Option/Stock Issuance Plan and the 1999 Equity Incentive Plan (collectively, the "Acquiror Stock Option Plans") or (ii) the exercise of subscription rights outstanding as of such date under the Acquiror Employee Stock Purchase Plan (the "Acquiror ESPP"). All outstanding shares of Acquiror have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and are not subject to preemptive rights, rights of first refusal or other similar rights created by statute, the Certificate of Incorporation or Bylaws of Acquiror or any agreement to which Acquiror is a party or by which it is bound. As of March 31, 1999, Acquiror had reserved (i) 13,174,836 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror

Stock Option Plans, of which approximately 6,097,288 shares have been issued pursuant to option exercises, and approximately 5,693,569 shares are subject to outstanding, unexercised options, and (ii) 750,000 shares of Common Stock for issuance to employees pursuant to the Acquiror ESPP, of which no shares have been issued. Other than as set forth above and the commitment to issue shares of Common Stock pursuant to this Agreement; there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror is a party or by which either of them is bound obligating Acquiror to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or obligating Acquiror to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, will not be subject to any preemptive or other statutory right of stockholders, will be issued in compliance with applicable U.S. Federal and state securities laws and, upon issuance in a transaction exempt from registration under the Securities Act by reason of Section 3(a)(10) thereof and under Section 25100(o) of the General Corporation Law of the State of California, will be generally publicly tradeable (subject to the restrictions of Rule 145 promulgated under the Securities Act ("Rule 145") on Target's affiliates as well as the underwriters' lock-up) free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. There are no contracts, commitments or agreements relating to voting, registration, purchase or sale of Acquiror's capital stock (i) between or among Acquiror and any of its stockholders or (ii) to the best of Acquiror's knowledge, between or among any of Acquiror's stockholders or between any of Acquiror's stockholders and any third party.

          3.3  Authority.
               ---------

               (a) Acquiror has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Acquiror. This Agreement and the other Transaction Documents have been duly executed and delivered by Acquiror and constitute the valid and binding obligations of Acquiror.

               (b) The execution and delivery of this Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets.

               (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror in connection with the execution and delivery of this Agreement or the other Transaction Documents by Acquiror or the consummation by Acquiror of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iii) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror and the filing of a registration statement on Form S-8 covering shares issued upon exercise of such assumed options, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement or the other Transaction Documents.

          3.4  SEC Documents; Financial Statements.  Acquiror has made
               -----------------------------------
available to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since February 18, 1999, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and Acquiror is not in default thereunder nor has any event occurred which with the giving of notice or passage of time or both could lead to a default thereunder. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments which are not material in the aggregate).

          3.5  Litigation.  There is no private or governmental action, suit,
               ----------
proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror, threatened against Acquiror or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or, to the knowledge of Acquiror, any of its directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

          3.6  Compliance with Laws.  Acquiror has complied with, is not in
               --------------------
violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Acquiror.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME
                      -----------------------------------

          4.1  Conduct of Business of Target.  During the period from the
               -----------------------------
Agreement Date and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquiror), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees (i) to pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, (ii) subject to Acquiror's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and (iii) to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target agrees to promptly notify Acquiror of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect on Target. Without limiting the foregoing, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

               (a)  Charter Documents. Cause or permit any amendments to its
                    -----------------
Articles of Incorporation or Bylaws;

               (b)  Dividends; Changes in Capital Stock. Declare or pay any
                    -----------------------------------
dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

               (c)  Material Contracts. Enter into any material contract,
                    ------------------
agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts, agreements or licenses other than in the ordinary course of business consistent with past practice;

               (d)  Stock Option Plans, etc. Accelerate, amend or change the
                    ------------------------
period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; or

               (e)  Issuance of Securities. Issue, deliver or sell or authorize
                    ----------------------
or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement and offer letters to new hires if agreed to in writing by Acquiror or the grant of options to new hires where approved in writing by the Acquiror;

               (f)  Intellectual Property. Transfer to or license any person or
                    ---------------------
entity or otherwise extend, amend or modify any rights to its Intellectual Property other than the grant of non-exclusive licenses in the ordinary course of business consistent with past practice;

               (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

               (h)  Dispositions. Except as permitted under (f), above, sell,
                    ------------
lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

               (i) Indebtedness. Incur or commit to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

               (j)  Leases. Except as contemplated in Section 5.21, enter into
                    ------
any operating lease requiring payments in excess of $10,000 over the full term of the lease;

               (k)  Payment of Obligations. Pay, discharge or satisfy any claim,
                    ----------------------
liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements or the Target Disclosure Letter;

               (l)  Capital Expenditures.  Incur or commit to incur any capital
                    --------------------
expenditures in excess of $10,000 in the aggregate;

               (m)  Insurance. Materially reduce the amount of any material
                    ---------
insurance coverage provided by existing insurance policies;

               (n)  Termination or Waiver. Terminate or waive any right of
                    ---------------------
substantial value, other than in the ordinary course of business;

               (o)  Employee Benefits; Severance. Take any of the following
                    ----------------------------
actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee,
(iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

               (p)  Lawsuits. Commence a lawsuit or arbitration proceeding other
                    --------
than (i) for the routine collection of bills, or (ii) for a breach of this Agreement;

               (q)  Acquisitions.  Acquire or agree to acquire by merging or
                    ------------
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole;

               (r)  Taxes. Make any material Tax election other than in the
                    -----
ordinary course of business and consistent with past practice, change any material Tax election, adopt any Tax accounting method other than in the ordinary course of business and consistent with past practice, change any Tax accounting method, file any Tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns or sales tax returns) or any amendment to a Tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

               (s)  Revaluation.  Revalue any of its assets, including without
                    -----------
limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

               (t)  Other. Take or agree in writing or otherwise to take, any of
                    -----
the actions described in Sections 4.1(a) through (s) above, or any action which would cause any failure of the closing conditions set forth in Section 6.3(a) or prevent it from performing or cause it not to perform its covenants hereunder.

          4.2  Notices.  Target shall give all notices and other information
               -------
required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.

Acquiror shall cooperate with any reasonable request for information from Target with regard to such notice or information.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS
                             ---------------------

          5.1  Fairness Hearing and Permit.  As promptly as practicable after
               ---------------------------
the execution of this Agreement, Target and Acquiror shall prepare, and Acquiror shall file with the Commissioner, the Permit Application and a request for the Hearing to be held by the Commissioner to consider the terms, conditions and fairness of the transactions contemplated by this Agreement and the Merger Agreement pursuant to Section 25142 of the California Corporate Securities Laws of 1968, as amended. As soon as the Commissioner issues a permit for the issuance of the shares of Acquiror Common Stock pursuant to the Merger (the "Permit"), Target shall mail the Hearing Notice to all shareholders of Target entitled to receive such notice under California Law. Target and Acquiror will notify each other promptly of the receipt of any comments from the Commissioner or its staff and of any request by the Commissioner or its staff or any other government officials for amendments or supplements to any of the documents filed therewith or any other filing or for additional information and will supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the Commissioner, or its staff or any other government officials, on the other hand, with respect to the filing. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Information Statement or any other filing, Target shall promptly inform Acquiror of such occurrence and cooperate in filing with the Commissioner or its staff or any other government officials, and/or mailing to shareholders of Target, such amendment or supplement. The Information Statement shall include the recommendation of the Board of Directors in favor of the Agreement of Merger and the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Target. Anything to the contrary contained herein notwithstanding, Target shall not include in the Information Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion. The parties shall use their respective commercially reasonable efforts to have the Permit issued under the California Law as promptly as practicable after the filing of the Permit Application and shall fully cooperate with each other in good faith to assist in such efforts.

          5.1A Contingent Rule 506 Alternative.  If despite Target's and
               -------------------------------
Acquiror's commercially reasonable efforts to obtain the Permit: (A) the Department denies the Permit Application and refuses to issue the Permit; or (B) the Permit has not been issued by July 10, 1999; then the parties shall use their respective commercially reasonable efforts to cause the issuance of the shares of Acquiror Common Stock in the Merger in exchange for the Target Capital Stock to be exempt from registration under the Securities Act pursuant to Rule 506, provided that the exemption under Rule 506 may lawfully be used for such issuance (the "Rule 506 Alternative"). In the event that the foregoing exemption from registration for the issuance of the shares of Acquiror Common Stock in the Merger is unavailable pursuant to Rule 506 solely because of the number of unaccredited shareholders of Target Capital Stock, the parties agree to use their respective commercially reasonable efforts to enable Target to repurchase all of the shares of Target Capital Stock of that number of unaccredited shareholders as is sufficient to make the Rule 506 exemption available.

          5.1B Contingent S-4 Alternative; Additional Loan.  If despite Target's
               -------------------------------------------
and Acquiror's commercially reasonable efforts to cause the issuance of the shares of Acquiror Common Stock issued in the Merger in exchange for the Target Capital Stock to be exempt from registration under the Securities Act pursuant to Rule 506 in accordance with Section 5.1A, and Rule 506 may not be lawfully used for such issuance, then the parties shall use promptly their respective commercially reasonable efforts to effect the registration of the securities to be issued in the Merger on Form S-4 (the "S-4 Alternative"). If the parties undertake the S-4 Alternative and, at any time after August 14, 1999, Target notifies Acquiror in writing that Target has less than $250,000 in immediately available cash, then Acquiror shall within two (2) business days of receipt of such notice loan to Target $550,000 (the "S-4 Advance") in immediately available funds, with such loan to be evidenced by a promissory note including terms substantially similar to the Note (as defined in Section 5.21) (the "Advance Note"). The Advance Note shall be assumed by Acquiror on the Closing Date without adjustment to the Dollar Purchase Price.

          5.1C Source Code Escrow.  If prior to the Closing, Target has not
               ------------------                                       ---
delivered to Acquiror a letter from Netscape Communications Corporation ("Netscape") in a form satisfactory to Acquiror and its counsel confirming unequivocally that (i) the only source code escrow agreement in existence pursuant to which Target has deposited or is required to deposit all or any part of Target's computer source code in accordance with Section 21 of that certain Software Distribution Agreement, dated August 8, 1997 between Netscape and Target (the "Netscape Agreement"), is that certain multi-subscriber Safe Escrow Agreement, dated December 16, 1997, by and between Data Securities International, Inc. and Target (the "DSI Agreement"), (ii) other than as set forth in Section 21 of the Netscape Agreement, there is no other agreement in existence between Netscape and Target providing for any deposit of all or any part of Target's computer source code in escrow and (iii) other than as set forth in the Netscape Agreement and as set forth in the DSI Agreement, Netscape has no further rights to Target's computer source code (other than pursuant to the Netscape Subcontractor Agreement as defined in the Target Disclosure Letter) (the "Netscape Letter"), then the parties agree to take all steps reasonably necessary to implement the following pursuant to written agreement and/or amendments to agreements to be entered into as soon as practicable, but in no event later than the Closing,

               (a) The percentage of the shares of Acquirer Common Stock issued in the Merger to be deposited in escrow in accordance with Article VIII will be increased from twenty percent (20%) to one hundred percent (100%) (the number of such shares in excess of twenty percent (20%) hereinafter referred to as the "Additional Escrow Shares").

               (b) The Additional Escrow Shares will be held in escrow (on terms substantially the same as those provided in Article VIII) until the date on which those shares of Acquiror Common Stock subject to lock-up agreements with the underwriters of Acquiror's initial public offering are released (the "Lock-up Release Date"), at which time all of the Additional Escrow Shares will be automatically released from the escrow (without the requirement of any consent from Acquiror) except to the extent, and only to the extent, that
                       ------                    ----
Acquiror has, prior to the Lock-up Release Date, made a claim for damages against the escrow shares provided for in Article VIII (as increased to include the Additional Escrow Shares) in an amount in excess of the value of the escrow shares that are
                               ------
not Additional Escrow Shares (as such value is determined pursuant to Article
VIII) all in accordance with the provisions of Article VIII, which claim for damages arises directly from a failure of the representations of Target set forth in Section 2.25(m) relating solely to an agreement (not otherwise disclosed in Target's Disclosure Letter) whereby Netscape becomes entitled to a release of any or all of Target's computer source code from escrow or Netscape otherwise has or obtains any other rights to Target's computer source code (other than pursuant to the Netscape Subcontractor Agreement as defined in the Target Disclosure Letter).

          5.2  No Solicitation.
               ---------------

               (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Sections 7.1(a), 7.1(b), 7.1(c) or 7.1(d), Target shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of all or substantially all of the assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Target, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Takeover Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Takeover Proposal, or (iii) agree to, approve or recommend any Takeover Proposal.

          (b) Target shall notify Acquiror immediately (and no later than 24 hours) after receipt by Target (or its advisors or agents) of any Takeover Proposal or any request for information in connection with a Takeover Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, a Takeover Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          5.3  Preparation of Information Statement.  As soon as practicable
               ------------------------------------
after the execution of this Agreement, Target shall prepare, with the cooperation of Acquiror, an Information Statement for the shareholders of Target to approve this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Acquiror Common Stock to be received by the holders of Target Capital Stock in the Merger. Acquiror and Target shall each use its best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Subject to the provisions of Section 5.1, the Information Statement shall contain the recommendation of the Board of Directors of Target that the Target shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Target. Anything to the contrary contained herein notwithstanding, Target shall not include in the Information Statement any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

          5.4  Shareholders Meeting or Consent Solicitation.  Target shall call
               --------------------------------------------
and hold the Target Shareholders Meeting in which approval of the transactions contemplated by this Agreement shall be obtained or conclude solicitation of shareholder consents in which approval of the transactions contemplated by this Agreement shall be obtained by (a) July 10, 1999 if the Permit is received as set forth in Section 5.1 or (b) August 10, 1999 if the Permit is not received and the parties are able to proceed under the Rule 506 Alternative as set forth in Section 5.1A or, (c) September 27, 1999, if the Permit is not received as set forth in Section 5.1 and the parties are unable to proceed with the Rule 506 Alternative as set forth in Section 5.1A and the Acquiror's registration statement on Form S-4 is declared effective as set forth in the S-4 Alternative in Section 5.1B. Target will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the Merger. Target shall use all reasonable efforts to solicit from its shareholders proxies or consents in favor of such matters.

          5.5  Access to Information.
               ---------------------

               (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

               (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

               (c) No information or knowledge obtained in any investigation pursuant to this Section 5.5 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          5.6  Confidentiality.  The parties acknowledge that Acquiror and
               ---------------
Target have previously executed a non-disclosure agreement dated March 12, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

          5.7 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior written approval of the other (which approval shall not be unreasonably withheld), except (i) as may be required by Acquiror to comply with the rules and regulations of the SEC or any obligations pursuant to any listing agreement with any national securities exchange or with the NASD or
(ii) as compelled by any governmental entity or in any judicial administrative proceeding pursuant to the procedural rules thereof.

          5.8  Consents; Cooperation.

               (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use all reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger and shall use all commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise.

          5.9  Intentionally Omitted.

          5.10 Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party, by written update to its Disclosure Schedule, of (i) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Target or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this
Section 5.10 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

          5.11 Stockholder Agreements. Upon the execution of this Agreement, Target will provide Acquiror with a list of those persons who are, in Acquiror's or Target's respective reasonable judgment, "affiliates" of Target, within the meaning of Rule 145. Target shall deliver or cause to be delivered to Acquiror upon the execution of this Agreement from each of the shareholder Affiliates of Target, and any additional shareholder required in order to obtain the vote required in
Section 2.22, an executed Stockholder Agreement, in the form attached hereto as Exhibit D. Acquiror shall be entitled to place appropriate legends on the certificates evidencing any Acquiror Common Stock to be received by Affiliates of Target pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Acquiror Common Stock, consistent with the terms of the Stockholder Agreement. Each such person who is an "affiliate" of Target within the meaning of Rule 145 is referred to herein as an "Affiliate."

          5.12 Irrevocable Proxies. Target shall deliver or cause to be delivered to holders of at least sixty-six and two-thirds percent (66-2/3%) of all shares of Target Preferred Stock issued and outstanding and a majority of all shares of Target Common Stock issued and outstanding to execute and deliver to Acquiror, an Irrevocable Proxy substantially in the form of Exhibit E attached hereto concurrently with the execution of this Agreement.

          5.13 Legal Requirements. Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

          5.14 Tax-Deferred Reorganization. Neither Target nor Acquiror will, either before or after consummation of the Merger, take any action which, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368. No party to this Agreement shall take a position on any return, report or filing inconsistent with this treatment.

          5.15 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

          5.16 Stock Options.

               (a) At the Effective Time, the Target Stock Option Plans and each outstanding option to purchase shares of Target Common Stock under the Target Stock Option Plans, whether vested or unvested, shall be assumed by Acquiror. Target has delivered to Acquiror a schedule which is attached hereto as Schedule 5.16 (the "Option Schedule") which sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Target Stock Option Plans including the number of shares of Target Capital Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, Target shall deliver to Acquiror an updated Option Schedule current as of such date. Each such option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plans immediately prior to the Effective Time, except that (i) such option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Common Exchange Ratio and rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such assumed option shall be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent. It is the intention of the parties that the options so assumed by Acquiror qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within five (5) business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of an outstanding option under the Target Stock Option Plans a document in form and substance satisfactory to Target evidencing the foregoing assumption of such option by Acquiror.

               (b) Acquiror shall comply with the terms of the Target Stock Option Plans and ensure, to the extent required by, and subject to the provisions of, such Target Stock Option Plans, that Target Stock Options which qualified as incentive stock options prior the Effective Time continue to quality as incentive stock options after the Effective Time.

               (c) Acquiror shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Acquiror Common Stock for delivery under Target Stock Options assumed in accordance with this Section 5.16. At or prior to the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Acquiror Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

          5.17 Escrow Agreement. On or before the Effective Time, Acquiror, Target, Escrow Agent and the Shareholders' Agent (as defined in Article VIII hereto) will execute the Escrow Agreement contemplated by Article VIII in the form attached hereto as Exhibit F ("Escrow Agreement").

          5.18 Listing of Additional Shares. Prior to the Effective Time, Acquiror shall file with Nasdaq a Notification Form for Listing of Additional Shares covering the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror.

          5.19 Additional Agreements; Reasonable Efforts. Each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of shareholders of Target described in Section 5.3, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of Target, the proper officers and directors of each party to this Agreement shall take all such necessary action.

          5.20 Employee Benefits. Acquiror shall take such reasonable actions, to the extent permitted by Acquiror's benefits program, as are necessary to allow eligible employees of Target to participate in the benefit programs of Acquiror, or alternative benefits programs in the aggregate substantially comparable to those applicable to employees of Acquiror on similar terms, from and after the Effective Time of the Merger. For purposes of satisfying the terms and conditions of such programs, to the extent permitted by Acquiror's benefit programs, Acquiror shall give full credit for eligibility, or vesting for each participant's period of service with Target with the exception of the Company's employee stock purchase plan.

          5.21 Bridge Loan. Concurrently with the execution of this Agreement, Acquiror agrees to make advances (each a "Working Capital Advance") to Target from time to time within five (5) days of Target's delivery of a written request for a Working Capital Advance (the "Projected Use of Proceeds Statement") specifying in good faith the need and intended use of such Working Capital Advance and stating whether such Working Capital Advance is a Transaction Advance (as defined below) until the earlier of (i) the closing of an equity financing in which Target sells equity securities and obtains net proceeds in an amount not less than eight million dollars ($8,000,000), (ii) the Closing Date, or (iii) the date this Agreement is terminated for any reason. In no event shall any Working Capital Advance be less than one hundred thousand dollars ($100,000), nor shall the aggregate outstanding Working Capital Advances exceed one million five hundred thousand dollars ($1,500,000). The amount of each Working Capital Advance made by Acquiror to Target shall be evidenced by, and be repayable with interest in accordance with, the terms of a Promissory Note in the form of Exhibit I attached hereto (the "Note") and this Agreement. On the Closing Date, each outstanding Working Capital Advance that is not a Transaction Advance (an "Operating Advance") and the Note evidencing each such Operating Advance (including any interest thereon) shall be assumed by Acquiror, and the Dollar Purchase Price shall be reduced by the aggregate amount of all such Operating Advances (and all interest payable thereon); provided, however, that on the Closing Date, each Transaction Advance (including all interest payable thereon) and the Note evidencing each such Transaction Advance shall be assumed by Acquiror without adjustment to the Dollar Purchase Price. For the purposes of this Section 5.21, a "Transaction Advance" is a Working Capital Advance used to pay expenses arising from or directly related to the transactions contemplated by this Agreement, including without limitation (i) any ordinary expenses incurred that would otherwise have been covered by accounts receivable payments and (ii) stay-put bonuses, other than the expenses described in Section 7.3(a) hereof.

          5.22 Parachute Payments. Target shall use its best efforts to have this Agreement approved by such percentage of Target's outstanding voting securities as is required by the terms of Section 280G(b)(5)(B) of the Code to avoid the treatment of any payment or benefit under any contract, agreement or other arrangement, including those entered into in connection with this Agreement, the Merger and the transactions contemplated hereby, as a parachute payment under the federal tax laws, and to cause such shareholder approval to have been obtained in a manner which satisfies all applicable requirements of
Section 280G(b)(5)(B) of the Code and the proposed Treasury Regulations thereunder, including, without limitation, Q-7 of Section 1.28G-1 of such proposed regulations.

          5.23 Offers of Employment and Terminated Employees. Acquiror shall, no later than five (5) days before (i) the date set for the Target shareholders' meeting to vote on this Agreement, the Agreement of Merger and the Merger, deliver or (ii) the Closing Date, whichever is earlier (the "Offer Date"), deliver to those employees of Target that it intends to hire upon the Effective Time, offer letters in the form of Exhibit K. All Target employees who are not given an offer letter by such time are hereafter referred to as "Terminated Employees."

          5.24 Rule 145 Eligibility. Assuming the completion of the Fairness Hearing and receipt of a permit from the Commissioner as set forth in Section
5.1 of this Agreement, Acquiror agrees that, after the Effective Time and subject to the obligations of stockholders of Acquiror under lock-up agreements with the underwriters of Acquiror's initial public offering, Acquiror will take or cause to be taken all actions necessary to enable the holders of Acquiror Common Stock issued in the Merger to transfer all shares of such Common Stock under subsection (d) of Rule 145 as soon as available after the Effective Time, and will comply with all reasonable and customary requests of the transfer agent for the Common Stock in connection with such transfers. The certificates representing the shares of Acquiror Common Stock issued in the Merger will bear no restrictive legends, except that (i) all certificates will bear the legend reflecting the underwriter's lock-up as set forth in this section above and (ii) certificates representing shares of Acquiror Common Stock issued to Affiliates will bear a legend referring to Rule 145.

          5.25 Necessary Actions. Acquiror and Target shall execute and deliver at the Closing all agreements and documents contemplated by this Agreement to be executed and delivered by them at the Closing.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

          6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

               (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the holders of at least sixty-six and two-thirds percent (66-

     2/3%) of the shares of Target Preferred Stock voting together as a single class, and at least a majority of the shares of Target Capital Stock, voting together as a single class, in each case as such shares are outstanding as of the record date set for the Target Shareholders Meeting or solicitation of shareholder consents.

               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

               (c) Governmental Approval. Acquiror and Target and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under state Blue Sky laws. The issuance of the shares of Acquiror Common Stock to be issued in the Merger shall have been registered, or shall be eligible for valid exemption from registration under the Securities Act.

               (d) Tax Opinion. Each of Target and Acquiror shall have received a written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, which opinions shall be substantially similar in substance; provided, however, that if the counsel to either Target or Acquiror does not render such opinion, this condition shall nonetheless be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party. In preparing the Target and the Acquiror tax opinions, counsel may rely on appropriate and customary assumptions and may also rely on (and to the extent reasonably required, the parties and Target's shareholders shall make) the tax representations related thereto.

               (e) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares covering the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plans assumed by Acquiror shall have been made.

               (f) Escrow Agreement. Acquiror, Target, Escrow Agent and the Shareholders' Agent (as defined in Article VIII hereto) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit F.

               (g) Registration Rights Agreement. Acquiror and the holders of a majority of the Target Capital Stock shall have entered into a Registration Rights Agreement in the form attached hereto as Exhibit C.

          6.2 Additional Conditions to the Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

               (a) Representations, Warranties and Covenants. (i) Except as disclosed in the Acquiror Disclosure Schedule, the representations and warranties of Acquiror in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

               (b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                    (i) all representations and warranties made by Acquiror under this Agreement are true and complete in all material respects; and

                    (ii) all covenants, obligations and conditions of this Agreement to be performed by Acquiror on or before such date have been so performed in all material respects.

               (c) Legal Opinion. Target shall have received a legal opinion from Acquiror's legal counsel in substantially the form of Schedule 6.2(c).

               (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Acquiror and its subsidiaries, taken as a whole; other than a change that is directly caused by the public announcement of, and the response or reaction of customers, vendors, licensors, investors or employees of Acquiror to this Agreement, the Merger or any of the transactions contemplated by this Agreement.

          6.3 Additional Conditions to the Obligations of Acquiror. The obligations of Acquiror to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

               (a) Representations, Warranties and Covenants. Except as disclosed in the Target Disclosure Schedule (i) the representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

               (b) Certificate of Target. Acquiror shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective Time:

                    (i) all representations and warranties made by Target under this Agreement are true and complete in all material respects; and

                    (ii) all covenants, obligations and conditions of this Agreement to be performed by Target on or before such date have been so performed in all respects.

               (c) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth on Schedule 2.27 hereto, if failure to obtain such consents or approvals would or would reasonably be expected to have a Material Adverse Effect on Target.

               (d) Injunctions or Restraints on Merger and Conduct of Business. No proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

               (e) Legal Opinion. Acquiror shall have received a legal opinion from Target's legal counsel, in substantially the form of Schedule 6.3(e).

               (f) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target and its subsidiaries, taken as a whole; other than a change that is directly caused by the public announcement of, and the response or reaction of customers, vendors, licensors, investors or employees of Target to this Agreement, the Merger or any of the transactions contemplated by this Agreement provided, however, this Section 6.3(f) shall in no way diminish Target's obligations under Section 6.3(j), (k) and (l).

               (g) Stockholder Agreements. Acquiror shall have received from the shareholder Affiliates of Target an executed Stockholder Agreement in substantially the form attached hereto as Exhibit D.

               (h) FIRPTA Certificate. Target shall, prior to the Closing Date, provide Acquiror with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit H attached hereto, which states that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and substantially in the form of Exhibit H attached hereto along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

               (i) Resignation of Directors. The directors of Target in office immediately prior to the Effective Time shall have resigned as directors of Target effective as of the Effective Time.

               (j) Employment and Non-Competition Agreements and Proprietary Information and Inventions Agreements. The employees of Target set forth on
     Schedule 6.3(j) shall have entered into an Employment and Non-Competition Agreement in the form attached hereto as Exhibit G and a Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit J; provided, however, that if Acquiror has not executed and delivered agreements in the forms attached hereto as Exhibit G and J by the Offer Date to any such individual listed on Schedule 6.3(j), such individual shall be deemed to have entered into such agreements for purposes of the conditions of Closing set forth in this Section 6.3(j).

               (k) Offer Letters and Proprietary Information and Inventions Agreements. At least 4 of the employees of Target set forth on Schedule 6.3(k) shall have entered into an Offer Letter in the form attached hereto as Exhibit K and a Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit J; provided, however, that if Acquiror has not executed and delivered agreements in the forms attached hereto as Exhibits K and J to any such individual listed on Schedule 6.3(k), such individual shall be deemed to have entered into such agreements for purposes of the conditions of Closing set forth in this Section 6.3(k).

               (l) Offer Letters and Proprietary Information and Inventions Agreements. At least 2 of the employees of Target set forth on Schedule 6.3(l) shall have entered into an Offer Letter in the form attached hereto as Exhibit K and a Proprietary Information and Inventions Agreement in the form attached hereto as Exhibit J; provided, however, that if Acquiror has not executed and delivered agreements in the forms attached hereto as Exhibits K and J to any such individual listed on Schedule 6.3(l), such individual shall be deemed to have entered into such agreements for purposes of the conditions of Closing set forth in this Section 6.3(l).

                                  ARTICLE VII

                  TERMINATION, EXPENSES, AMENDMENT AND WAIVER

          7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Target, this Agreement may be terminated:

               (a) by mutual consent duly authorized by the Boards of Directors of Acquiror and Target;

               (b) by either Acquiror or Target, if, (i) without fault of the terminating party, the Closing shall not have occurred on or before July 15, 1999 (or by August 15, 1999 in the event that the Permit has not been issued by July 15, 1999 and the parties are able to lawfully proceed with the contingent Rule 506 Alternative described in Section 5.1A or by September 30, 1999 in the event that the Permit has not been issued by July 15, 1999 and the Rule 506 Alternative is unavailable as described in
     Section 5.1A, and the parties have initiated the S-4 Alternative under
     Section 5.1B) (hereafter the "Target Closing Date") or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

               (c) by Acquiror, if (i) Target shall materially breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within five (5) business days of receipt by Target of written notice of such breach, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(i) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement, (ii) the Board of Directors of Target shall have withdrawn, amended or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have approved or publicly recommended any other acquisition proposal or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(ii) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement, or
     (iii) for any reason Target fails to call and hold the Target Shareholders Meeting in which approval of the transactions contemplated by this Agreement have been obtained or conclude solicitation of shareholder consents in which approval of the transactions contemplated by this Agreement have been obtained by (a) July 10, 1999 if the Permit is received as set forth in Section 5.1 or (b) August 10, 1999 if the Permit is not received and the parties are able to proceed under the Rule 506 Alternative as set forth in Section 5.1A or, (c) September 27, 1999, if the Permit is not received as set forth in Section 5.1 and the parties are unable to proceed with the Rule 506 Alternative as set forth in Section 5.1A and the Acquiror's registration statement on Form S-4 is declared effective as set forth in the S-4 Alternative in Section 5.1B, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(iii) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement; or

               (d) by Target, if Acquiror shall materially breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within five (5) days following receipt by Acquiror of written notice of such breach, provided that the right to terminate this Agreement by Target under this Section 7.1(d) shall not be available to Target where Target is at that time in material breach of this Agreement.

          7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.6 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

          7.3  Expenses and Termination Fees.

               (a) Subject to Sections 7.3(b) and 7.3(c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense; provided, however, that the Dollar Purchase Price shall be reduced by the amount of any out-of-pocket expenses incurred by Target in excess of $300,000 for fees and expenses of legal counsel and accounting and financial advisors, and any such excess fees not covered by a reduction in the Dollar Purchase Price, if any, shall remain an obligation of Target's shareholders. If Acquiror or Target receives any invoices for amounts in excess of said amounts, it may, with Acquiror's written approval, pay such fees; provided, however, that such payment shall, if not promptly reimbursed by the Target shareholders at Acquiror's request, constitute "Damages" recoverable under the Escrow Agreement and such Damages shall not be subject to the Escrow Basket.

               (b) In the event that Acquiror shall terminate this Agreement pursuant to Section 7.1(c)(ii) or (iii), Target shall promptly pay to Acquiror the sum of $3,000,000.

               (c) In the event that Target shall terminate this Agreement pursuant to Section 7.1(d), Acquiror shall forgive all Working Capital Advances and the S-4 Advance and promptly pay to Target the difference between (i) $3,000,000 and (ii) the aggregate amount of all Working Capital Advances and the S-4 Advance.

          7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Target shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Capital Stock, (ii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Target Capital Stock.

          7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII

                          ESCROW AND INDEMNIFICATION

          8.1 Survival of Representations, Warranties and Covenants. Notwithstanding any investigation conducted before or after the Closing Date, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which Acquiror or Target may have as a result of such investigation or otherwise, Acquiror and Target will be entitled to rely upon the other party's representations, warranties and covenants set forth in this Agreement. The representations and warranties of Acquiror will terminate upon the Closing. The obligations of Target with respect to its representations, warranties, agreements and covenants will survive the Closing and continue in full force and effect until the date twelve (12) months following the Closing Date (the "Termination Date"), at which time, subject to Section 8.5, the representations, warranties and covenants of Target set forth in this Agreement and any liability of the holders of Target Capital Stock (collectively, the "Former Target Shareholders") with respect to those representations, warranties and covenants will terminate.

          8.2 Indemnity. From and after the Effective Time of the Merger, and subject to the provisions of Section 8.1, Acquiror and the Surviving Corporation (on or after the Closing Date) shall be indemnified and held harmless by the Former Target Shareholders against, and reimbursed for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense, including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) imposed on or reasonably incurred by Acquiror or the Surviving Corporation as a result of any breach of any representation, warranty, agreement or covenant on the part of Target under this Agreement (collectively the "Damages"). "Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred or sustained by Acquiror in the absence of claims by a third party.

          8.3  Escrow Fund. As security for the indemnity provided for in
Section 8.2 hereof, twenty percent (20%) of the Shares issuable pursuant to
Section 1.6(a) shall be deposited by Acquiror in an escrow account with Chase Bank of Texas, N.A. (or other mutually acceptable institution) as Escrow Agent (the "Escrow Agent"), as of the Closing Date, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement and the provisions of an Escrow Agreement to be executed and delivered pursuant to Section 5.17. The Escrow Fund shall be allocated among the Former Target

Shareholders on a pro-rata basis in accordance with the number of shares of Target Capital Stock held by the Former Target Shareholders at the Effective Time (excluding for purposes of this calculation any Dissenting Shares). Upon compliance with the terms hereof and subject to the provisions of this Article VIII, Acquiror and the Surviving Corporation shall be entitled to obtain indemnity from the Escrow Fund for Damages covered by the indemnity provided for in Section 8.2 of this Agreement. Each holder of shares of Acquiror Common Stock issued in the Merger that are held in the Escrow Fund shall be entitled to vote such shares while they are in the Escrow Fund in the manner provided in Acquiror's Certificate of Incorporation and Bylaws.

          8.4 Damage Threshold. Notwithstanding the foregoing, Acquiror may not receive any shares from the Escrow Fund unless and until an Officer's Certificate (as defined in Section 8.6 below) identifying Damages which exceed $50,000 for any individual claim or which exceed $200,000 in the aggregate has been delivered to the Escrow Agent as provided in Section 8.6 below and such amount is determined pursuant to this Article VIII to be payable, in which case Acquiror shall receive shares equal in value to the full amount of Damages, with such value to be determined in accordance with Section 8.6(b) below. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Target shall be disregarded.

          8.5 Escrow Period. The Escrow Period shall terminate at the expiration of twelve (12) months after the Effective Time; provided, however, that a portion of the Escrow Shares, which are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

          8.6  Claims upon Escrow Fund.

               (a) Upon receipt by the Escrow Agent on or before the Termination Date of a certificate signed by the chief financial or chief executive officer of Acquiror (an "Officer's Certificate"):

                    (i) stating that Acquiror or the Surviving Corporation has incurred, paid or properly accrued (in accordance with GAAP) or knows of facts giving rise to a reasonable probability that it will have to incur, pay or accrue (in accordance with GAAP) Damages in an aggregate stated amount with respect to which Acquiror or the Surviving Corporation is entitled to payment from the Escrow Fund pursuant to this Agreement; and

                    (ii) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued (in accordance with GAAP, or the basis for such anticipated liability, the specific nature of the breach to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.7 of this Agreement, deliver to Acquiror shares of Acquiror Common Stock in an amount necessary to indemnify Acquiror for the Damages claimed.

               (b) For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Acquiror Common Stock in the Escrow Fund shall be valued at the Closing Price.

          8.7 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate together with any documents Acquiror may have supporting such claim shall be delivered to the Shareholders' Agent (defined in Section 8.9 below) and for a period of twenty (20) days after such delivery to the Escrow Agent, the Escrow Agent shall make no delivery of Acquiror Common Stock or other property pursuant to Section 8.6 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such twenty (20) day period, the Escrow Agent shall make delivery of the Acquiror Common Stock or other property in the Escrow Fund in accordance with Section 8.6 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such twenty (20) day period.

          8.8  Resolution of Conflicts; Arbitration.

               (a) In case the Shareholders' Agent shall so object in writing in accordance with Section 8.7 to any claim or claims by Acquiror made in any Officer's Certificate, the Shareholders' Agent and Acquiror shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Acquiror Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

               (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damage is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

               (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Austin, Texas under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.8, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party unless the arbitrators award Acquiror at least one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Target shareholders for whom shares of Acquiror Common Stock otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

          8.9  Shareholders' Agent.

               (a) Richard Schwartz shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Former Target Shareholders to give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to Acquiror. The Shareholder's Agent may resign upon thirty (30) days notice to the parties to this Agreement and the Former Target Shareholders. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive compensation for his services at the hourly rate of $150.00, and shall be reimbursed for reasonable expenses in performing his duties hereunder, to be paid by the Former Target Shareholders. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Former Target Shareholders.

               (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

               (c) The Shareholders' Agent shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

               (d) The Shareholders' Agent shall be entitled to a distribution from the Escrow Fund equal to any indemnity claim described in Section 8.9(b) which has not been satisfied; provided, however, that no such distribution shall be made until all claims of Acquiror set forth in any Officer's Certificate delivered to the Escrow Agent on or prior to the Termination Date have been resolved.

          8.10 Distribution Upon Termination of Escrow Period. Within five (5) business days following the Termination Date, the Escrow Agent shall deliver to the Former Target Shareholders all of the Shares in the Escrow Fund in excess of any amount of such Shares reasonably necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Officer's Certificate delivered to the Escrow Agent on or before the Termination Date and any unsatisfied or disputed claims by the Shareholder's Agent under Section 8.9. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Former Target Shareholders all Shares remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Shares to the Former Target Shareholders pursuant to this section shall be made in proportion to the allocation set forth in Section 8.3.

          8.11 Actions of the Shareholders' Agent'. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Former Target Shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Target Shareholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Former Target Shareholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

          8.12 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall promptly notify the Shareholders' Agent of such claim. Acquiror shall have the right to settle any such claim with the written consent of the Shareholders' Agent, which consent shall not be unreasonably withheld; provided, however, that the Shareholders' Agent may, at his option, direct the settlement negotiations other than for claims related to (i) the Target Intellectual Property or (ii) disputes or disagreements with customers of Acquiror or Target. In the event that the Shareholders' Agent has consented to any such settlement, neither the Former Target Shareholders nor the Shareholders' Agent shall have any power or authority to object under Section
8.7 or any other provision of this Agreement to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement. If any proceeding is commenced, or if any claim, demand or assessment is asserted, in respect of which a claim for indemnification is or might be made against the Escrow Fund based on matters other than (i) the Target Intellectual Property or (ii) claims made by customers of Acquiror or Target, the Shareholders' Agent may, at his option, contest or defend any such action, proceeding, claim, demand or assessment, with counsel selected by the Shareholder Agent who is reasonably acceptable to Acquiror; provided, however, that if Acquiror shall reasonably object to such control, then the Shareholders' Agent and Acquiror shall cooperate in the defense of such matter; provided further, that the Shareholders' Agent shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of Acquiror, which consent shall not be unreasonably withheld. With respect to any claim for indemnification based on matters relating to the Target Intellectual Property, or customers of Target or Acquiror, Acquiror shall have the option to defend any such proceeding with counsel reasonably satisfactory to the Shareholders' Agent; provided, however, that Acquiror shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the Shareholders' Agent, which consent shall not be unreasonably withheld.

The Shareholder Agent or Acquiror, whichever is not controlling the defense of any matter, shall be entitled to participate in such defense, at Acquiror's or the Former Target Shareholders' expense.

          8.13 Maximum Liability and Remedies. The rights of the Acquiror to make claims upon the Escrow Fund in accordance with this Article VIII shall be the sole and exclusive remedy of Acquiror after the Closing with respect to any representation, warranty, covenant or agreement made by Target under this Agreement and no former shareholder, optionholder, warrantholder, director, officer, employee or agent of Target shall have any personal liability to Acquiror or the Surviving Corporation after the Closing in connection with the Merger; provided, however, that nothing herein limits any potential remedies and liabilities of Acquiror or the Surviving Corporation, arising under applicable state and federal laws with respect to any intentional or fraudulent breaches of the representations, warranties or covenants of Target made in or pursuant to this Agreement. Nothing in this Agreement shall limit the liability (i) of Target or Acquiror for any breach of any representation, warranty or covenant if the Merger does not close, or (ii) of any Former Target Shareholder in connection with any breach by such shareholder of the Stockholders Agreement, Irrevocable Proxy or tax representation certificate(s) delivered in connection with the tax opinions to be rendered pursuant to Section 6.1(d).

                                  ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

          9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally or by commercial delivery service, or (ii) after five (5) business days from the date mailed by registered or certified mail (return receipt requested) or (iii) one
(1) business day after dispatch via facsimile (with confirmation of receipt) to the parties (or, in the case of the Shareholders' Agent, to Fenwick & West) at the following address (or at such other address for a party as shall be specified by like notice):

               (a)  if to Acquiror, to:

                    Vignette Corporation
                    901 South Mopac Expressway, Building 3
                    Austin, Texas  78746
                    Attention: Joel G. Katz
                    Telephone No.: (512) 306-4300
                    Facsimile No.: (512) 306-4500
                    with a copy to:

                    Gunderson Dettmer
                    8911 Capital of Texas Highway, Suite 4240
                    Austin, Texas  78759
                    Attention: Brian K. Beard, Esq.
                    Telephone No.: (512) 342-2300
                    Facsimile No.: (512) 342-8181

               (b)  if to Target, to:

                    Diffusion, Inc.
                    321 Castro Street
                    Mountain View, California  94041
                    Attention: James R. Gagnard
                    Telephone No.: (650) 237-8500
                    Facsimile No.: (650) 237-8555

                    with a copy to:

                    Fenwick & West LLP
                    Two Palo Alto Square
                    Palo Alto, California  94306
                    Attention: Michael J. Patrick, Esq.
                    Telephone No.: (650) 494-0600
                    Facsimile No.: (650) 494-1417

               (c)  if to Shareholders' Agent, to:

                    Richard Schwartz
                    26030 Elena Road
                    Los Altos Hills, California  94022
                    Telephone No.: (650) 941-9005
                    Facsimile No.: (650) 941-3866

                    with a copy to:

                    Fenwick & West LLP
                    Two Palo Alto Square
                    Palo Alto, California  94306
                    Attention: Michael J. Patrick, Esq.
                    Telephone No.: (650) 494-0600
                    Facsimile No.: (650) 494-1417

          9.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other key employees of such party and its subsidiaries reasonably believed to have knowledge of such matters. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the Agreement Date. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          9.4 Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except for the rights of the Target Shareholders and optionholders to receive the consideration set forth in Article I of this Agreement.

          9.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          9.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to applicable principles of conflicts of law. Except as provided in Article VIII, each of the parties hereto irrevocably consents to the personal jurisdiction of any court located within the State of Texas, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Texas for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

          9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

          9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

          IN WITNESS WHEREOF, Target and Acquiror have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                              TARGET



                              By: /s/ James R. Gagnard
                                 ------------------------------------------
                                 James R. Gagnard
                                 President and Chief Executive Officer



                              ACQUIROR



                              By: /s/ Gregory A. Peters
                                 -----------------------------------------
                                 Gregory A. Peters
                                 President and Chief Executive Officer


AND ONLY WITH REGARD TO
SECTIONS 8 AND 9 HEREOF:      TARGET SHAREHOLDERS' AGENT



                              By: /s/ Richard Schwartz
                                 -----------------------------------------
                                 Richard Schwartz



            SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                             Schedules and Exhibits
                             ----------------------

The following schedules and exhibits were omitted. Pervasive Software, Inc. shall furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SCHEDULES
---------
Target Disclosure Letter
Acquiror Disclosure Letter
Option Schedule

Schedule 2.11    -   Target Real Property
Schedule 2.12    -   Target Intellectual Property
Schedule 2.15    -   Target Employee Plans
Schedule 2.18    -   Target Insurance Policies
Schedule 2.20    -   Target Brokers' and Finders' Fees Arrangements
Schedule 2.25    -   List of Material Contracts
Schedule 2.27    -   Contracts Requiring Novation or Consent to Assignment
Schedule 5.16    -   Option Schedule
Schedule 6.2(c)  -   Acquiror Legal Opinion
Schedule 6.3(e)  -   Target Legal Opinion
Schedule 6.3(j)  -   Certain Employees of Target
Schedule 6.3(k)  -   Certain Employees of Target
Schedule 6.3(l)  -   Certain Employees of Target

EXHIBITS
--------
Exhibit A    -    Agreement of Merger and Certificate of Merger
Exhibit B    -    Exchange Ratios
Exhibit C    -    Registration Rights Agreement
Exhibit D    -    Stockholder Agreement
Exhibit E    -    Irrevocable Proxy
Exhibit F    -    Escrow Agreement
Exhibit G    -    Employment and Noncompetition Agreement
Exhibit H    -    FIRPTA Notification Letter
Exhibit I    -    Promissory Note
Exhibit J    -    Proprietary Information and Inventions Agreement
Exhibit K    -    Offer Letter